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Exhibit 99(t)

Rule 438 Consent

        In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective trustee of Carey Credit Income Fund 2015 A in the Registration Statement on Form N-2 (Registration No. 333-198667) filed on or about February 10, 2015.

/s/ JEFFREY B. ABRAMS Name: Jeffrey B. Abrams Date: February 10, 2015

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  Exhibit 99(t)
Rule 438 Consent